                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lee R. Mitau, Andrew Cecere and Terrance R. Dolan, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-4 of U.S. Bancorp, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

         Signature                                 Title                         Date
         ---------                                 -----                         ----

 /s/ John F. Grundhofer                       Chairman, Chief Executive        July 19, 2000
------------------------------                Officer, and Director
John F. Grundhofer                            (principal executive officer)


                                              Chief Financial Officer          July   , 2000
------------------------------                (principal financial officer)         --
Andrew Cecere



                                              Senior Vice President and        July   , 2000
------------------------------                Controller (principal                 --
Terrance R. Dolan                             accounting officer)


/s/ Linda L. Ahlers                           Director                         July 19, 2000
-----------------------------
Linda L. Ahlers


/s/ Harry L. Bettis                           Director                         July 19, 2000
-----------------------------
Harry L. Bettis


/s/ Arthur D. Collins, Jr.                    Director                         July 19, 2000
-----------------------------
Arthur D. Collins, Jr.


/s/ Peter H. Coors                            Director                         July 19, 2000
-----------------------------
Peter H. Coors


/s/ Robert L. Dryden                          Director                         July 19, 2000
-----------------------------
Robert L. Dryden


/s/ Joshua Green III                          Director                         July 19, 2000
-----------------------------
Joshua Green III


/s/ Delbert W. Johnson                        Director                         July 19, 2000
-----------------------------
Delbert W. Johnson


/s/ Joel W. Johnson                           Director                         July 19, 2000
-----------------------------
Joel W. Johnson


/s/ Jerry W. Levin                            Director                         July 19, 2000
-----------------------------
Jerry W. Levin


/s/ Paul A. Redmond                           Director                         July 19, 2000
-----------------------------
Paul A. Redmond


/s/ Richard G. Reiten                         Director                         July 19, 2000
-----------------------------
Richard G. Reiten


/s/ S. Walter Richey                          Director                         July 19, 2000
-----------------------------
S. Walter Richey


/s/ Warren R. Staley                          Director                         July 19, 2000
-----------------------------
Warren R. Staley